Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Quantum Energy Inc. (the "Company") for the year ending February 28, 2019, I, William Westbrook, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.     Such Annual Report on Form 10-K for the year ending February 28, 2019, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such Annual Report on Form 10-K for the year ending February 28, 2019, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 22, 2021	Quantum Energy Inc.

	By:	/s/ William Westbrook
William Westbrook